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                                                                    EXHIBIT 99.3

                            Consent of Budi Hartono

          The undersigned agrees that the Schedule 13G executed by Polycore Optical Pte Ltd to which this statement is attached as an exhibit is filed on behalf of Polycore Optical Pte Ltd, Polycore Holding Corporation, Budi Hartono and Bambang Hartono pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated: 29 August, 2000


                                                     /s/ Budi Hartono
                                                 ----------------------------
                                                 Budi Hartono